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                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                      FORM 8-A

                 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(B) OR (G) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                                 LIBERATE TECHNOLOGIES
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             Delaware                                  94-3245315

             (STATE OF                               (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                IDENTIFICATION NUMBER)

       1000 Bridge Parkway
        Redwood Shores, CA                                   94065


(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), please check the following box.   [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), please check the following box.   [X]

SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS
FORM RELATES:          333-78781
                    ---------------
                    (IF APPLICABLE)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

     TITLE OF EACH CLASS                     NAME OF EACH EXCHANGE ON WHICH
     TO BE SO REGISTERED                     EACH CLASS IS TO BE REGISTERED

       Not Applicable                               Not Applicable

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                    COMMON STOCK, $0.01 PAR VALUE

                         (TITLE OF CLASS)

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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          Incorporated herein by reference to the Description of Capital Stock section of the Company's Registration Statement on Form S-1 (File No. 333-78781).

ITEM 2.   EXHIBITS.

          EXHIBIT
          NUMBER    DESCRIPTION
          -------   -----------

          3.4*      Amended and Restated Bylaws of Liberate.

          3.5* Form of Sixth Amended and Restated Certificate of Incorporation of Liberate to be filed after the closing of the offering made pursuant to this Registration Statement.

          4.1*      Specimen Certificate of Liberate's common stock.

          10.21* Stockholders Agreement, dated August 11, 1997, among Liberate and the investors named therein.

          10.22* Admission Agreement, dated November 12, 1997, among Liberate and the investors named therein.

*Incorporated herein by reference to the exhibits of the same number in the Registrant's Registration Statement on Form S-1.


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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                 LIBERATE TECHNOLOGIES

Date: July 1, 1999               By: /s/ Nancy J. Hilker
                                     -------------------------------------
                                     Nancy J. Hilker
                                     Vice President and Chief Financial Officer